UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2025
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
877-208-9991
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 25, 2025, Keurig Dr Pepper Inc. (the “Company”) announced the appointment of Anthony DiSilvestro as Chief Financial Officer of the Company, effective as of November 25, 2025. Sudhanshu Priyadarshi, the Company’s previous Chief Financial Officer and President, International, is no longer serving in these roles as of the same date and will serve as a senior advisor providing transition services to the Company through April 7, 2026.
Prior to joining the Company, Mr. DiSilvestro, 67, served as the Chief Financial Officer of Mattel, Inc. from June 2020 until May 2025, where he was responsible for all elements of finance and was a key partner in developing and executing corporate strategy. Previously, from May 2014 to September 2019, Mr. DiSilvestro served as Senior Vice President and Chief Financial Officer of Campbell Soup Company. Mr. DiSilvestro has served on the Board of FMC Corporation, a global agricultural sciences company, since December 2024. Mr. DiSilvestro holds a bachelor’s degree in Economics from Dartmouth College and a Master of Business Administration from The Wharton School of the University of Pennsylvania.
In connection with this appointment, the Company entered into a letter agreement with Mr. DiSilvestro on November 21, 2025. Pursuant to this agreement, Mr. DiSilvestro will receive an annual base salary of $1,000,000 and will be eligible to receive an annual bonus at a target level of 100% of his base salary. In lieu of participation in the Company’s annual long-term equity incentive program, Mr. DiSilvestro will receive a one-time long-term incentive grant of restricted stock units with a grant date value of $8,000,000, which will vest 67% on the second anniversary of the date of grant and 33% on the third anniversary of the date of grant.
Mr. DiSilvestro has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. DiSilvestro and any other persons pursuant to which he was selected as an officer of the Company. There are no related party transactions between Mr. DiSilvestro and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.
In connection with his departure, Mr. Priyadarshi and the Company have entered into a Transition, Separation and Release Agreement, pursuant to which Mr. Priyadarshi will be eligible to receive severance benefits in accordance with the Keurig Dr Pepper Inc. Executive Severance Plan following the transition period, pro-rata vesting of his outstanding equity awards, and an advisory services fee of up to $500,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.

Dated: November 25, 2025	By:	/s/ Anthony Shoemaker
		Name:	Anthony Shoemaker
		Title:	Chief Legal Officer, General Counsel and Secretary